EXHIBIT 99.1

IA GLOBAL ANNOUNCES DIVESTITURE OF QUIKCAT BUSINESS, REDUCING ANNUAL LOSSES BY $500,000

BURLINGAME, CA  February 14, 2005/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced a definitive agreement to divest its remaining holdings related to QuikCAT Technologies ("QuikCAT") to Nanocat Technologies PTE Limited ("Nanocat"), a Singapore corporation. Nanocat is affiliated with QuikCAT Australia Pty Ltd. ("QuikCAT Australia"), our joint venture partner for the QuikCAT business. QuikCAT is focused on the development of multi-media compression technologies for use in video, picture and audio products for license sales to third party vendors.

As part of this transaction, the company is selling the remaining rights and assets of QuikCAT which were acquired out of Chapter 11 on June 10, 2004. In addition, the company is assigning its intellectual property rights related to the Miliki Supercompressor product and any additions, developments and modifications related to certain projects and products, as well as certain customer contracts, and Nanocat is assuming certain QuikCat liabilities. The total purchase price is $650,000, which will be paid with a note that is due in installments from February 2005 to June, 2005. The note is secured by the assets sold to Nanocat and they have made an initial $50,000 deposit against the first installment due under the note.

The company previously announced the divestiture of its the Internet accelerator business ("iNet") outside of North America to its joint venture partner QuikCAT Australia Pty Ltd. ("QuikCAT Australia") and granted QuikCAT Australia an exclusive option to acquire the North America iNet business for $213,000 in cash. This option expires March 15, 2005.

The company's CEO, Alan Margerison, said, "the company has decided to divest the remaining holdings related to QuikCAT. The QuikCAT business is no longer core to our operations and the closing of license sales was more difficult than we expected. This transaction will allow the company to focus on the development of its Rex Tokyo business. Further, it will reduce our annual loss by approximately $500,000."

The transaction with Nanocat and QuikCAT Australia are expected to close during the first quarter of 2005 and are subject to the completion of due diligence. There is no guarantee that the transactions above will close.

ABOUT IA GLOBAL INC.

IA Global, Inc. is a public holding company focused on acquiring Japanese and US companies that operate in the entertainment, media and technology areas. We hold a 60.5% equity interest in Rex Tokyo Ltd., a supplier and maintenance contractor of parts to the Pachinko and slot machine gaming industry in Japan. Through our 67% equity interest in Fan Club Entertainment Ltd., we are a creative design studio focused on web and traditional print media, including providing services to the official Fan Club in Japan for Marvel Entertainment Inc. and Marvel Characters Inc. We hold a 95% equity interest in QuikCAT, a leading multi-media compression technology company, which has developed several patent video, picture and audio compression algorithms (codecs).

For further information, contact:
Mark Scott, CFO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA  94010
650-685-2402 (t)
650-685-2404 (f)
scott@iaglobalinc.com
www.iaglobalinc.com

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